Exhibit 99.1

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF DSWISS, INC.

OCTOBER 1, 2025

THE UNDERSIGNED, being the member of the Board of Director of DSwiss, Inc., a Nevada corporation (the “Company”), pursuant to the authority of NRS 78.320 of the Nevada Revised Statutes, does hereby consent that when the undersigned has executed this consent (the “Consent”) or a counterpart thereof, which counterparts when taken together shall constitute one and the same Consent, the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Company’s Board of Directors at a meeting duly called and held for the purposes of acting upon proposals to adopt such resolutions:

WHEREAS, Sui Ting Wong, a director of the Company, has tendered his resignation as Director of the Company, effective as of October 1, 2025; and

NOW AND THEREFORE, BE IT RESOLVED, that the resignation of Sui Ting Wong as Director of the Company is hereby accepted, effective as of October 1, 2025; and

FURTHER RESOLVED, that the proper officers of the Company be, and hereby are, authorized and directed to take all actions necessary or appropriate to carry out the intent of the foregoing resolution, including the filing of any required reports with the Securities and Exchange Commission and other appropriate regulatory authorities.

Leong Ming Chia
President, Chief Executive Officer,
Chief Financial Officer, Treasurer, Secretary and Director